TYSON FOODS REPORTS THIRD QUARTER 2024 RESULTS
Continued Operational Momentum Drives Year-Over-Year Profitability Improvement
Springdale, Arkansas – August 5, 2024 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Third Quarter		Nine Months Ended
	2024	2023	2024	2023
Sales	$13,353	$13,140	$39,744	$39,533

Operating Income (Loss)	$341	$(350)	$884	$68
Adjusted[1] Operating Income (non-GAAP)	$491	$179	$1,308	$697

Net Income (Loss) Per Share Attributable to Tyson	$0.54	$(1.18)	$1.25	$(0.56)
Adjusted[1] Net Income (Loss) Per Share Attributable to Tyson (non-GAAP)	$0.87	$0.15	$2.18	$0.97
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss) and adjusted net income (loss) per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Nine Months Highlights
•Sales of $39,744 million, up 0.5% from prior year
•GAAP operating income of $884 million, up $816 million from prior year
•Adjusted operating income of $1,308 million, up 88% from prior year
•GAAP EPS of $1.25, up $1.81 from prior year
•Adjusted EPS of $2.18, up 125% from prior year
•Total Company GAAP operating margin of 2.2%
•Total Company adjusted operating margin (non-GAAP) of 3.3%
•Cash provided by operating activities of $1,973 million, up 38% from prior year
•Free cash flow (non-GAAP) of $1,089 million, up $1,224 million from prior year
Third Quarter Highlights
•Sales of $13,353 million, up 1.6% from prior year
•GAAP operating income of $341 million, up $691 million from prior year
•Adjusted operating income of $491 million, up 174% from prior year
•GAAP EPS of $0.54, up $1.72 from prior year
•Adjusted EPS of $0.87, up 480% from prior year
•Total Company GAAP operating margin of 2.6%
•Total Company adjusted operating margin (non-GAAP) of 3.7%
•Liquidity of approximately $4.8 billion as of June 29, 2024
"Our disciplined actions and focus on the fundamentals have resulted in a positive turnaround of our business," stated Donnie King, President & CEO of Tyson Foods. "In Q3, we delivered the highest adjusted operating income in the last seven quarters while also generating strong free cash flow. Looking ahead, we will continue to strive to be best-in-class operators, drive efficiencies, value-up our portfolio, win with customers and consumers, and be disciplined in our capital deployment."

SEGMENT RESULTS (in millions)

Sales
(for the third quarter and nine months ended June 29, 2024, and July 1, 2023)
	Third Quarter				Nine Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2024	2023	Change	Change[2]	2024	2023	Change	Change[2]
Beef	$5,241	$4,956	4.4%	1.4%	$15,218	$14,296	0.9%	5.5%
Pork	1,462	1,324	1.2%	12.6%	4,465	4,274	4.0%	1.5%
Chicken	4,076	4,212	(0.4)%	(3.7)%	12,174	12,905	(2.7)%	(3.2)%
Prepared Foods	2,432	2,383	2.0%	0.1%	7,379	7,343	1.7%	(1.2)%
International/Other	582	633	6.5%	(14.6)%	1,744	1,879	3.9%	(11.1)%
Intersegment Sales	(440)	(368)	n/a	n/a	(1,236)	(1,164)	n/a	n/a
Total	$13,353	$13,140	1.1%	0.6%	$39,744	$39,533	(0.1)%	0.7%

Operating Income (Loss)
(for the third quarter and nine months ended June 29, 2024, and July 1, 2023)
	Third Quarter				Nine Months Ended
			Operating Margin				Operating Margin
	2024	2023	2024	2023	2024	2023	2024	2023
Beef	$(69)	$66	(1.3)%	1.3%	$(310)	$232	(2.0)%	1.6%
Pork	(62)	(74)	(4.2)%	(5.6)%	(24)	(128)	(0.5)%	(3.0)%
Chicken	244	(314)	6.0%	(7.5)%	579	(503)	4.8%	(3.9)%
Prepared Foods	203	206	8.3%	8.6%	676	705	9.2%	9.6%
International/Other	25	(234)	n/a	n/a	(37)	(238)	n/a	n/a
Total	$341	$(350)	2.6%	(2.7)%	$884	$68	2.2%	0.2%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the third quarter and nine months ended June 29, 2024, and July 1, 2023)
	Third Quarter				Nine Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2024	2023	2024[2]	2023[2]	2024	2023	2024[2]	2023[2]
Beef	$(69)	$79	(1.3)%	1.6%	$(220)	$216	(1.4)%	1.5%
Pork	22	(70)	1.5%	(5.3)%	123	(120)	2.7%	(2.8)%
Chicken	307	(63)	7.5%	(1.5)%	659	(152)	5.4%	(1.2)%
Prepared Foods	203	220	8.3%	9.2%	700	738	9.5%	10.1%
International/Other	28	13	n/a	n/a	46	15	n/a	n/a
Total	$491	$179	3.7%	1.4%	$1,308	$697	3.3%	1.8%
2 Average Price Change and Adjusted Operating Margin (Non-GAAP) exclude $38 million in the Chicken segment and Total Company for the three and nine months ended July 1, 2023 and $45 million in the Pork segment and Total Company for the three and nine months ended June 29, 2024 of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
For fiscal 2024, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should increase slightly compared to fiscal 2023 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenue, capital expenditures, net interest expense, liquidity and tax rate for fiscal 2024. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2024 projected adjusted results to its fiscal 2024 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 2% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating loss between ($400) million and ($300) million in fiscal 2024.
Pork
USDA projects domestic production will increase approximately 3% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income of $100 million to $200 million in fiscal 2024.
Chicken
USDA projects chicken production will be flat in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income of $850 million to $950 million for fiscal 2024.
Prepared Foods
We anticipate adjusted operating income of $850 million to $950 million in fiscal 2024.
International/Other
We anticipate improved results from our foreign operations in fiscal 2024 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $1.6 billion to $1.8 billion for fiscal 2024.
Revenue
We expect sales to be relatively flat in fiscal 2024 as compared to fiscal 2023.
Capital Expenditures
We expect capital expenditures between $1.2 billion and $1.3 billion for fiscal 2024. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair. This includes completion of capacity expansion projects as well as new equipment, automation technology and processes for product innovation.
Net Interest Expense
We expect net interest expense to approximate $395 million for fiscal 2024.
Liquidity
We expect total liquidity, which was $4.8 billion as of June 29, 2024, to remain above our minimum liquidity target of $1.0 billion. We anticipate using existing liquidity to retire the $1.25 billion senior notes due August 2024.
Tax Rate
We currently expect our adjusted effective tax rate to be 23-24% for fiscal 2024.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Sales	$13,353	$13,140	$39,744	$39,533
Cost of Sales	12,475	12,463	37,177	37,361
Gross Profit	878	677	2,567	2,172

Selling, General and Administrative	537	579	1,683	1,656
Goodwill Impairment	—	448	—	448
Operating Income (Loss)	341	(350)	884	68
Other (Income) Expense:
Interest income	(36)	(6)	(60)	(22)
Interest expense	135	89	351	262
Other, net	(11)	(7)	(24)	(50)
Total Other (Income) Expense	88	76	267	190
Income (Loss) before Income Taxes	253	(426)	617	(122)
Income Tax Expense	57	9	159	84
Net Income (Loss)	196	(435)	458	(206)
Less: Net Income (Loss) Attributable to Noncontrolling Interests	5	(18)	15	(8)
Net Income (Loss) Attributable to Tyson	$191	$(417)	$443	$(198)

Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$0.55	$(1.18)	$1.28	$(0.56)
Class B Basic	$0.49	$(1.08)	$1.14	$(0.51)
Diluted	$0.54	$(1.18)	$1.25	$(0.56)
Dividends Declared Per Share:
Class A	$0.490	$0.480	$1.480	$1.460
Class B	$0.441	$0.432	$1.332	$1.314

Sales Growth	1.6%		0.5%
Margins: (Percent of Sales)
Gross Profit	6.6%	5.2%	6.5%	5.5%
Operating Income (Loss)	2.6%	(2.7)%	2.2%	0.2%
Net Income (Loss) Attributable to Tyson	1.4%	(3.2)%	1.1%	(0.5)%
Effective Tax Rate [3]	22.9%	(1.8)%	25.9%	(67.9)%
3 The effective tax rate for the three and nine months ended July 1, 2023 was impacted by a $448 million goodwill impairment recognized during the period as the charge was non-deductible for income tax purposes.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	June 29, 2024	September 30, 2023
Assets
Current Assets:
Cash and cash equivalents	$2,569	$573
Accounts receivable, net	2,389	2,476
Inventories	5,033	5,328
Other current assets	581	345
Total Current Assets	10,572	8,722
Net Property, Plant and Equipment	9,368	9,634
Goodwill	9,801	9,878
Intangible Assets, net	5,928	6,098
Other Assets	2,063	1,919
Total Assets	$37,732	$36,251

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$1,320	$1,895
Accounts payable	2,291	2,594
Other current liabilities	2,199	2,010
Total Current Liabilities	5,810	6,499
Long-Term Debt	9,701	7,611
Deferred Income Taxes	2,318	2,308
Other Liabilities	1,701	1,578

Total Tyson Shareholders’ Equity	18,076	18,133
Noncontrolling Interests	126	122
Total Shareholders’ Equity	18,202	18,255

Total Liabilities and Shareholders’ Equity	$37,732	$36,251

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	June 29, 2024	July 1, 2023
Cash Flows From Operating Activities:
Net income (loss)	$458	$(206)
Depreciation and amortization	1,082	943
Deferred income taxes	6	(54)
Impairment of goodwill	—	448
Other, net	162	200
Net changes in operating assets and liabilities	265	98
Cash Provided by Operating Activities	1,973	1,429

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(884)	(1,564)
Purchases of marketable securities	(23)	(21)
Proceeds from sale of marketable securities	21	20
Acquisition, net of cash acquired	—	(262)
Acquisition of equity investments	(28)	(50)
Other, net	60	5
Cash Used for Investing Activities	(854)	(1,872)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	2,391	1,117
Payments on debt	(347)	(175)
Proceeds from issuance of commercial paper	1,649	7,015
Repayments of commercial paper	(2,240)	(7,015)
Purchases of Tyson Class A common stock	(44)	(343)
Dividends	(513)	(503)
Stock options exercised	9	10
Other, net	(22)	(5)
Cash Provided by Financing Activities	883	101
Effect of Exchange Rate Changes on Cash	(6)	10
Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	1,996	(332)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	573	1,031
Cash and Cash Equivalents and Restricted Cash at End of Period	2,569	699
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$2,569	$699

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income (loss) before interest, income taxes (benefits), depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income (Loss) before Income Taxes, Income Tax Expense (Benefit), Net Income (Loss) Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the third quarter ended June 29, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$341		$253	$57	$191	$0.54
Production facility fire costs, net of insurance proceeds[6]	—	5	—	—	5	—	5	1	4	0.01
Plant closures	—	41	—	—	41	—	41	8	33	0.09
Legal contingency accrual	45	56	—	—	101	—	101	23	78	0.22
The Netherlands facility[7]	—	3	—	—	3	—	3	—	3	0.01
Adjusted Non-GAAP Results					$491		$403	$89	$309	$0.87

Results for the third quarter ended July 1, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$(350)		$(426)	$9	$(417)	$(1.18)
Production facilities fire insurance proceeds, net of costs[6]	—	(22)	—	—	(22)	(22)	(44)	(11)	(33)	(0.10)
Legal contingency accruals	38	—	—	—	38	—	38	9	29	0.08
Restructuring and related charges	—	19	31	—	50	—	50	12	38	0.11
Goodwill Impairment[4]	—	—	—	448	448	—	448	—	424	1.20
Plant closures	—	15	—	—	15	—	15	3	12	0.04
Adjusted Non-GAAP Results					$179		$81	$22	$53	$0.15

Results for the nine months ended June 29, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$884		$617	$159	$443	$1.25
Production facility fire insurance proceeds, net of costs[6]	—	(19)	—	—	(19)	(3)	(22)	(5)	(17)	(0.05)
Restructuring and related charges	—	—	31	—	31	—	31	8	23	0.06
Plant closures	—	155	—	—	155	—	155	46	109	0.31
Legal contingency accruals	45	129	—	—	174	—	174	41	133	0.38
The Netherlands facility[7]	—	83	—	—	83	—	83	—	83	0.23
Adjusted Non-GAAP Results					$1,308		$1,038	$249	$774	$2.18

Results for the nine months ended July 1, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$68		$(122)	$84	$(198)	$(0.56)
Production facilities fire insurance proceeds, net of costs[6]	—	(57)	—	—	(57)	(22)	(79)	(19)	(60)	(0.17)
Legal contingency accruals	38	—	—	—	38	—	38	9	29	0.08
Restructuring and related charges	—	23	70		93	—	93	22	71	0.20
Goodwill Impairment[4]	—	—	—	448	448	—	448	—	424	1.20
Plant closures	—	107	—	—	107	—	107	27	80	0.22
Adjusted Non-GAAP Results					$697		$485	$123	$346	$0.97
4 Goodwill impairment is non-deductible for income tax purposes and the EPS impact is net of $24 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the third quarter ended June 29, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(69)	$(62)	$244	$203	$25	$341
Add: Production facility fire costs, net of insurance proceeds[6]	—	—	5	—	—	5
Add: Plant closures	—	39	2	—	—	41
Add: Legal contingency accruals	—	45	56	—	—	101
Add: the Netherlands facility[7]	—	—	—	—	3	3
Adjusted operating income (loss)	$(69)	$22	$307	$203	$28	$491

Adjusted Operating Income (Loss)
(for the third quarter ended July 1, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$66	$(74)	$(314)	$206	$(234)	$(350)
Less: Production facility fire insurance proceeds, net of costs[6]	—	—	(22)	—	—	(22)
Add: Restructuring and related charges	13	4	10	14	9	50
Add: Plant closures	—	—	15	—	—	15
Add: Legal contingency accrual	—	—	38	—	—	38
Add: Goodwill Impairment	—	—	210	—	238	448
Adjusted operating income (loss)	$79	$(70)	$(63)	$220	$13	$179

Adjusted Operating Income (Loss)
(for the nine months ended June 29, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(310)	$(24)	$579	$676	$(37)	$884
Less: Production facility fire insurance proceeds, net of costs[6]	—	—	(19)	—	—	(19)
Add: Restructuring and related charges	4	1	2	24	—	31
Add: Plant closures	41	73	41	—	—	155
Add: Legal contingency accruals	45	73	56	—	—	174
Add: the Netherlands facility[7]	—	—	—	—	83	83
Adjusted operating income (loss)	$(220)	$123	$659	$700	$46	$1,308

Adjusted Operating Income (Loss)
(for the nine months ended July 1, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$232	$(128)	$(503)	$705	$(238)	$68
Less: Production facility fire insurance proceeds, net of costs[6]	(42)	—	(15)	—	—	(57)
Add: Restructuring and related charges	26	8	11	33	15	93
Add: Plant closures	—	—	107	—	—	107
Add: Legal contingency accrual	—	—	38	—	—	38
Add: Goodwill Impairment	—	—	210	—	238	448
Adjusted operating income (loss)	$216	$(120)	$(152)	$738	$15	$697

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Nine Months Ended		Fiscal Year Ended	Twelve Months Ended
	June 29, 2024	July 1, 2023	September 30, 2023	June 29, 2024

Net income (loss)	$458	$(206)	$(649)	$15
Less: Interest income	(60)	(22)	(30)	(68)
Add: Interest expense	351	262	355	444
Add/(Less): Income tax expense (benefit)	159	84	(29)	46
Add: Depreciation	902	762	1,100	1,240
Add: Amortization[5]	171	174	229	226
EBITDA	$1,981	$1,054	$976	$1,903

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs[6]	$(22)	$(79)	$(75)	$(18)
Add: Restructuring and related charges	31	93	124	62
Add: Plant closures	155	107	322	370
Add: Legal contingency accruals	174	38	156	292
Add: The Netherlands facility[7]	83	—	—	83
Add: Goodwill impairment	—	448	781	333
Less: China plant relocation remuneration	—	—	(19)	(19)
Add: Product line discontinuation	—	—	17	17
Less: Depreciation included in EBITDA adjustments[8]	(127)	(38)	(133)	(222)
Total Adjusted EBITDA	$2,275	$1,623	$2,149	$2,801

Total gross debt			$9,506	$11,021
Less: Cash and cash equivalents			(573)	(2,569)
Less: Short-term investments			(15)	(13)
Total net debt			$8,918	$8,439

Ratio Calculations:
Gross debt/EBITDA			9.7x	5.8x
Net debt/EBITDA			9.1x	4.4x

Gross debt/Adjusted EBITDA			4.4x	3.9x
Net debt/Adjusted EBITDA			4.1x	3.0x
5 Excludes the amortization of debt issuance and debt discount expense of $9 million for the nine months ended June 29, 2024, $7 million for the nine months ended July 1, 2023, $10 million for the fiscal year ended September 30, 2023 and $12 million for the twelve months ended June 29, 2024 as it is included in interest expense.
6 Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019.
7 Relates to a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 and subsequent decision to sell the facility.
8 Removal of accelerated depreciation of $127 million related to plant closures for the nine months ended June 29, 2024; $14 million related to restructuring and related charges and $24 million related to plant closures for the nine months ended July 1, 2023; $19 million related to restructuring and related charges and $114 million related to plant closures for the twelve months ended September 30, 2023; and $5 million related to restructuring and related charges and $217 million related to plant closures for the twelve months ended June 29, 2024 as they are already included in depreciation expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Nine Months Ended
	June 29, 2024	July 1, 2023
Cash Provided by Operating Activities	$1,973	$1,429
Additions to property, plant and equipment	(884)	(1,564)
Free cash flow	$1,089	$(135)

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 139,000 team members on September 30, 2023. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, August 5, 2024. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/293448139. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until September 5, 2024, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 5696640. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2024, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of restructuring or financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyberattacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock, including as a result of our relocation of certain corporate team members to our world headquarters in Springdale, Arkansas; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) the effect of climate change and any legal or regulatory response thereto; (xvii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom